Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary is owned by the next proceeding subsidiary whose name is not so indented. Names of certain subsidiaries have been omitted. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

Name of Subsidiary	State of Incorporation/Organization
FC Basketball, Inc.	New York
Forest City Sports, LLC	New York
FCR Sports, LLC	New York
Nets Sports and Entertainment, LLC	Delaware
Brooklyn Arena, LLC	Delaware
Brooklyn Arena Holding Company, LLC	Delaware
Brooklyn Events Center, LLC	Delaware
Forest City Rental Properties Corporation	Ohio
Boulevard Mall SPE, LLC	Delaware
F.C. Member, Inc.	New York
FC Yonkers Associates, LLC	New York
FCR Land, LLC	New York
Atlantic Yards Development Company, LLC	Delaware
Atlantic Rail Yards, LLC	New York
Forest City Master Associates III, LLC	New York
625 Fulton Associates	New York
625 Fulton Associates, LLC	New York
Forest City Myrtle Mezzanine, LLC	New York
Forest City Myrtle Associates, LLC	New York
F.C. Temecula, Inc.	California
FC 45/75 Sidney, Inc.	Massachusetts
Forest City University Park, LLC	Delaware
FC HCN University Park, LLC	Delaware
Forest City Commercial Group, Inc.	Ohio
820 Mission Street, Inc.	California
Post Office Plaza Limited Partnership	Ohio
Forest City Commercial Management, Inc.	Ohio
Forest City East Coast, Inc.	New York
Forest City Ratner Companies, LLC	New York
FCRC Modular, LLC	New York
FC Modular, LLC	Delaware
Forest City N.Y. Group, Inc.	New York
FC 42 Hotel Member LLC	New York
Forest City Residential Group, Inc.	Ohio
FC Echo/Barr SPE, LLC	Ohio
FC Oakland, Inc.	California
Uptown Housing Placeholder, LLC	California
Forest City Bayside Corp.	Ohio
Bayside Village Associates, L.P.	California
Forest City Capital Corporation	Ohio
Forest City Equity Services, Inc.	Ohio
F. C. White Flint, Inc.	Maryland
FC Business Venture Trust	Maryland
FC Bernstein Business Trust	Maryland
FC Cortez Hill, Inc.	California
FC-SW Presidio, LLC	Ohio
Forest City Loan, LLC	Delaware
FC Uptown Oakland Swap, LLC	Delaware
Forest City Residential Management, Inc.	Ohio
Forest City Stapleton Land, Inc.	Colorado

Name of Subsidiary	State of Incorporation/Organization
Stapleton Land, LLC	Colorado
FC Stapleton II, LLC	Colorado
Forest City Residential Group, LLC	Delaware
FC Cactus Residential Development Fund, LLC	Delaware
FC Cactus B2, LLC	Delaware
B2 Hold Co, LLC	Delaware
Atlantic Yards B2 Owner, LLC	Delaware
Forest City Washington, Inc.	Washington, D.C.
Playhouse Square Investment, Inc.	Ohio
T.C. Avenue, Inc.	Ohio
Tower City Properties Ltd.	Ohio
Tower City Member, LLC	Delaware
Tower City Avenue, LLC	Delaware
Terminal Investments, Inc.	Ohio
Silva Urbs 1 C.V.	Netherlands
FC NL 2 C.V.	Netherlands
Cooperatie FC Co-op NL U.A.	Netherlands
Forest City Brasil Empreendimentos Ltda.	Brazil